Tianyin®

Leading Products by Market Size

CATEGORY	PRODUCT	INDICATIONS	COST**	MARKET SIZE***
Internal Medicine	**Ginkgo Mihuan Oral Liquid***	Cardiovascular diseases	$41.02	$417 million
	Qingrejiedu Oral Liquid	Kidney diseases	$20.52	$250 million
	Benorylate Granules*	Rheumatoid arthritis	$25.31	$431 million
Gynecology	**Radix Sophorae Flavescentis Vaginal Effervescent Tablets***	Cervical erosion	$30.43	$82 million
Hepatology	Hugan Tablet	Hepatitis, liver cirrhosis, fatty liver disease	$9.53	$319 million
Otolaryngology	Yanyan Tablet	Upper respiratory tract infections	$44.12	$264 million
Urology	Qianlieshule Capsules	Chronic prostatitis	$94.85	$167 million
Neurology	Ganoderma Lucidum Capsules	Insomnia, neurasthenia, amnesia	$187.94	$181 million
Gastroenterology	Weikangling Capsules	Gastric & duodenal ulcer, acute and chronic gastritis	$36.47	$250 million
Orthopedics	Kanggu Zengsheng Tablets	Bone hyperplasia, neck pain, ankylosing spondylitis	$48.53	$58 million

***Tianyin is the sole manufacturer of these products in China**
****Typical cost per month for a patient**
***** Estimated addressable market size from sources deemed to be reliable but not guaranteed**

Radix Sophorae Flavescentis Vaginal Effervescent Tablets, Yanyan Tablets and Ganoderma Lucidum Capsules are not listed in the National Medical Insurance Program

Source: Company Estimates